Exhibit 99.1

NEWS RELEASE

Corporate Contact	Investor Relations

MTS Medication Technologies, Inc.	Porter, LeVay & Rose, Inc.
Michael P. Conroy, CFO	Michael Porter, Investor Relations
Phone: 727-576-6311, Ext. 464	Phone: 212-564-4700
Fax: 727-573-1100	Fax: 212-244-3075
ir@mts-mt.com	plrmail@plrinvest.com

MTS MEDICATION TECHNOLOGIES SWITCHES TO THE NASDAQ STOCK MARKET

ST. PETERSBURG, FL – July 2, 2008 – MTS Medication Technologies, Inc. (“MTS”) (AMEX:MPP) announced today that its Board of Directors has approved the decision to switch the listing of its common stock from The American Stock Exchange to The NASDAQ Stock Market LLC®. On July 2, 2008, MTS provided The American Stock Exchange the required written notice of MTS’ intention to withdraw the listing of its common stock from The American Stock Exchange. Effective July 15, 2008, MTS will trade on The NASDAQ Capital Market under the new symbol (NASDAQ:MTSI). MTS’s common stock will continue to trade on The American Stock Exchange under its current symbol MPP until such date.

“This decision was reached after careful consideration of capital market alternatives and analysis of the electronic market model, which provides added visibility to our investors,” said Todd E. Siegel, Chairman and Chief Executive Officer of MTS. “We believe that NASDAQ’s electronic multiple market maker structure will provide our company with enhanced exposure and liquidity, while at the same time providing investors with the best prices, the fastest execution and the lowest cost per trade. As the world’s largest electronic stock market, NASDAQ promotes innovation and attracts leading growth companies from a diverse group of sectors. We are proud to be a part of The NASDAQ Stock Market.”

About MTS

Founded in 1984, MTS Medication Technologies (www.mts-mt.com) is an international provider of medication compliance packaging systems designed to improve medication dispensing and administration. MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. The Company serves more than 8,000 pharmacies worldwide.

About NASDAQ®

NASDAQ is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information, visit NASDAQ Web site at www.nasdaq.com or at www.nasdaq.com/newsroom.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include the anticipated timing of the trading of MTS’ common stock on The NASDAQ Capital Market, the effect of such listing on MTS, its common stock and investors, and the expectation of an orderly transfer to NASDAQ from the American Stock Exchange. Forward-looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to MTS that could cause actual results to differ materially from those expressed in such forward-looking statements include the ability of MTS to continue to satisfy initial listing requirements of The NASDAQ Capital Market and other factors identified and discussed from time to time in MTS’ filings with the Securities and Exchange Commission, including those factors discussed in MTS’ most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, which discussions also are incorporated herein by reference. All forward-looking statements speak only as of the date of this release. MTS undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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